                             DISTRIBUTION AGREEMENT



            Agreement dated as of September 25, 2000, by and between FPA PARAMOUNT FUND, INC., a Maryland corporation, hereinafter called the "Fund," and FPA FUND DISTRIBUTORS, INC., a California corporation, hereinafter called the "Distributor".


                              W I T N E S S E T H :


            WHEREAS, the Fund is registered under the Investment Company Act of 1940 as an open-end investment company and presently offers its shares for sale only to existing shareholders and to directors, officers and employees of the Fund, the investment adviser and affiliated companies of the investment adviser;

            WHEREAS, the Distributor is engaged in the business of promoting the distribution of shares of investment companies through securities broker-dealer; and

            WHEREAS, the Fund and the Distributor wish to enter into an Agreement with each other to facilitate the distribution of its shares;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Fund and the Distributor agree as follows:

            1. DISTRIBUTOR IS EXCLUSIVE AGENT OF FUND. The Fund hereby appoints the Distributor as the agent of the Fund exclusively authorized to act as the principal underwriter and distributor of the shares of the Fund during the term of this Agreement. The Distributor agrees to accept such appointment, and to act as the agent of the Fund in accordance with the terms of this Agreement, as the principal underwriter and exclusive distributor of the shares of the Fund.

            2. TERM OF AGREEMENT. This Agreement shall have an initial term of two years from the date hereof. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (i) the Board of Directors of the Fund, or by vote of the majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund, and (ii) by a majority of the Directors who are not parties to this Agreement or interested persons (as defined in the Investment Act of 1940) of any such party, cast in person in a meeting called for the purpose of voting on such approval.

            3.    DUTIES OF THE FUND.

            (a) The Fund agrees that it will use its best efforts to keep authorized and registered under the Securities Act of 1933 but unissued, sufficient of its common stock to meet the reasonable requirements of the Distributor. The Fund further agrees to use its best efforts to prepare, file and keep effective registration statements, prospectuses, and qualifications covering sufficient shares of the Fund to meet the Distributor's reasonable requirements in all jurisdictions approved by the Fund and the Distributor in which shares of the Fund may lawfully be sold.

            (b) The Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of its shares obtained by the Distributor as agent of the Fund and submitted by the Distributor to the Fund (or to another agent of the Fund designated by the Fund to receive and/or act upon such orders). In all proper cases, the Fund (or its agent) will confirm orders upon their receipt either through the Distributor as agent for the Fund or through another agent of the Fund authorized to deliver proper confirmations. The Fund (or its agent) will make appropriate book entries and/or will deliver certificates for such shares to the Distributor or to the designated record owner upon receipt by the Fund (or by its agent) or payment therefor in cash (or cash equivalent) together with receipt of proper registry or transfer instructions. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or to the agent or agents of the Fund designated by it in writing as authorized to receive such payment and/or such instructions).

            (c) the Fund will not during the term of this Agreement offer any of its shares for sale directly or through any person (as defined in Sections 2(a)(28) and 2(a)(8) of the Investment Company Act of 1940) other than the Distributor, excepting shares sold or issued at net asset without sales charge in accordance with applicable provisions of the Investment Company Act of 1940. Provided, however that in the event the Distributor should be unable to continue to distribute shares of the Fund for reasons that do not apply to the sale of shares of the Fund by any other person, the Fund may at its option make arrangements for the offer and sale of its shares within the jurisdiction or jurisdictions in which distribution and sale thereof by the Distributor has been prevented, except that if the Distributor shall have removed all material obstacles to resuming the offer and sale within said jurisdictions within 90 days from its first restraint or inability, then the right of the Fund to distribute through instrumentalities other than the Distributor shall be extinguished, subject only to the provisions of paragraph 2 hereof. The Fund further agrees that the Distributor may act as principal underwriter and distributor for the shares of other investment companies registered under the Investment Company Act of 1940.

            (d) The compensation and expenses of the transfer agent acting for the Fund and acting as plan agent under the Fund's Investor Service Plans shall be borne by the Fund.

            4.    DUTIES OF THE DISTRIBUTOR.

            (a) The Distributor shall exercise its best efforts lawfully and properly to promote the offering of shares of the Fund to existing shareholders through broker-dealers that are members in good standing of the National Association of Securities Dealers, Inc. ("NASD").

            (b) The Distributor is, and shall do all things necessary to continue to be, a broker-dealer in securities registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, a member in good standing of the NASD, and a licensed broker-dealer of the States in which its activities require it to be so licensed.

            (c) The Distributor shall enter into Selling Group Agreements with broker-dealer members of the NASD selected by the Distributor, authorizing such broker-dealers to offer and sell shares of the Fund to existing shareholders upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. The Distributor shall continue each such Selling Group Agreement in effect, or terminate it, upon its sole discretion. Such Selected Dealer Agreements shall provide that the selected dealer shall act as principal and not as an agent of the Fund.

            (d) Upon the Distributor's receipt from broker-dealers that have entered into Selling Group Agreements with it of unconditional orders for the purchase of shares of the Fund, the Distributor shall transmit such orders to the Fund (or to another agent of the Fund authorized by it in writing to receive such orders). In so doing, the Distributor will act solely as the agent of the Fund.

            (e) The Distributor agrees that it will not directly or indirectly withhold orders for the purchase of shares of the Fund or purchase shares of the Fund in anticipation of orders, and further agrees that in all its Selling Group Agreements with broker-dealers the Distributor will require a similar contractual undertaking of the broker-dealer. The Distributor agrees to pay the Fund, on a monthly basis, the amount of any net dilution resulting from the cancellation or reversal of a confirmed purchase or repurchase order for shares of the Fund resulting from the failure of a Selling Group member to settle the trade. All gains and losses realized each month from such "fails" shall be netted, and any net gain for a month shall be carried forward to offset any net losses for any subsequent month in the same fiscal year of the Fund.

            (f) The Distributor will print and distribute copies of the Fund's prospectuses as from time to time in effect under the Securities Act of 1933, as amended, and will prepare, print and distribute all advertising and sales literature relating to the Fund. The Distributor will not publicly distribute supplemental literature or advertising except such as shall be lawful under state and federal securities laws and regulations. The Distributor agrees to file with the Securities and Exchange Commission and/or the NASD, and with such other regulatory authorities as may be required, copies of any advertisements, pamphlet, circular, form letter, or other sales literature relating to the Fund or its shares, addressed to or intended for distribution to prospective investors, within the time required by such regulatory authorities. The Distributor will furnish to the Fund at its principal office a copy of all such material prior to its use, and will not use any such material to which the Fund reasonably and promptly objects.

            (g) The Distributor shall maintain or retain a dealer service organization suitable to the promotion of the sale of shares of the Fund by the broker-dealers that have entered into Selling Group Agreements with the Distributor.

            (h) Except with respect to sales and repurchases of shares of the Fund, the Distributor shall act as principal in all matters relating to promotion of the growth of the Fund and shall enter into all of its engagements, agreements, and contracts as principal on its own account.

            (i) The Distributor shall act in the performance of its duties hereunder in a manner that effects compliance with the current prospectus of the Fund from time to time in effect under the Securities Act of 1933, the Articles of Incorporation and the By-Laws of the Fund, and with applicable laws and regulations of the United States and of the individual states within which the Distributor or the Fund may do business, or in which shares of the Fund are offered for sale, and will conduct its affairs with relation to the Fund, broker-dealers, and investors in accordance with the Rules of Fair Practice of the NASD.

            5. PUBLIC OFFERING PRICE OF FUND'S SHARES TO BE MAINTAINED. Except as provided in paragraph 3(c) of this Agreement, the shares of the Fund shall be offered and sold only at the public offering price thereof described in the current prospectus of the Fund, and shall be composed of the sum of (i) the current net asset value per share furnished to the Distributor by the Fund at least once on each day on which the New York Stock Exchange is open for trading,
(ii) the Distributor's commission, if any, as set forth in the current prospectus of the Fund, and (iii) the broker-dealer's mark-up, if any, described in the Selling Group Agreement referred to in paragraph 4(c) hereof. Such Selling Group Agreements shall provide that the broker-dealer shall act as principal, and not as an agent of the Fund.

            6. DISTRIBUTOR'S COMMISSIONS. As compensation for its services hereunder, the Distributor shall be paid, if at all, only such commissions on sales of shares of the Fund (except shares sold or issued at net asset value in accordance with Section 3(c) hereof) as is described in the current prospectus of the Fund and subject to any reductions or quantity discounts described in such current prospectus.

            7.    OTHER PROVISIONS.

                  (a) The Distributor may, but is not obligated to, act as agent for the Fund without commission on repurchases of shares of the Fund.

                  (b) This Agreement shall not be construed as authorizing any dealer or other person to act as agent either of the Fund or of the Distributor.

                  (c) The books and records of the Distributor, insofar as they relate to sales of shares of the Fund, shall be open to inspection during business hours by the officers and authorized representatives of the Fund, and the books and records of the Fund relating to the determination of the offering price of shares shall be open to inspection during business hours by the officers and authorized representatives of the Distributor.

                  (d) This Agreement may be terminated at any time without payment of any penalty by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Distributor, or by the Distributor on like notice to the Fund. In the absence of the issuance of an Order by the Securities and Exchange Commission providing an exemption from the provisions of Section 15(b) of the Investment Company Act of 1940, this Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act of 1940) by the Distributor.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized and their corporate seal to be affixed as of the day and year first above written.

                                           FPA PARAMOUNT FUND, INC.

(Seal)

                                           By /s/ ERIC S. ENDE
                                              ----------------------------------
                                              Eric S. Ende,
                                              President


                                           FPA FUND DISTRIBUTORS, INC.

(Seal)

                                           By /s/ J. RICHARD ATWOOD
                                              ----------------------------------
                                              J. Richard Atwood,
                                              President